As filed with the Securities and Exchange Commission on November 21, 1995 Registration No. 33-

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SYMANTEC CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                77-0181864
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                      identification no.)

                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA  95014
                    (Address of principal executive offices)

              SYMANTEC CORPORATION 1988 EMPLOYEES STOCK OPTION PLAN
             SYMANTEC CORPORATION 1989 EMPLOYEE STOCK PURCHASE PLAN
      OPTIONS GRANTED UNDER THE (i) DELRINA CORPORATION STOCK OPTION PLAN
                   AND (ii) THE DELRINA CORPORATION 1994 STOCK
                 OPTION PLAN AND ASSUMED BY SYMANTEC CORPORATION
                            (Full title of the plans)

                                DEREK WITTE, ESQ.
                              SYMANTEC CORPORATION
                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA  95014
                                 (408) 253-9600
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                            Elizabeth Lawrence, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                          Palo Alto, California  94306

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
Title of Securities to be     Amount       Proposed Maximum        Proposed Maximum        Amount of
     Registered               to be       Offering Price Per      Aggregate Offering   Registration Fee
                            Registered          Share                   Price
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01        1,000,000 (1)       $21.5                $21,500,000 (2)      $7,414 (3)
par value

Common Stock, $0.01          500,000 (4)       $21.5                $10,750,000 (2)      $3,707 (3)
par value

Common Stock, $0.01        1,290,390 (5)       $21.5                $27,743,385 (2)      $9,567 (3)
par value
---------------------------------------------------------------------------------------------------------

(footnotes on next page)

     (1) Shares registered pursuant to this Registration Statement available for issuance and not yet subject to outstanding options under the 1988 Employees Stock Option Plan.

     (2) Calculated pursuant to Rule 457(c) based on the average of the high and low prices of the issuer's Common Stock on the Nasdaq National Market on November 20, 1995.

     (3) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered. No registration fee is paid for securities previously registered.

     (4) Shares registered pursuant to this Registration Statement available for issuance and not yet subject to outstanding options under the 1989 Employee Stock Purchase Plan.

     (5) Shares subject to options of Delrina Corporation assumed as of November 22, 1995.

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.
       The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

       (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Gordon K. Davidson, a partner in Fenwick & West, counsel to the registrant, is Secretary of the Registrant.

          The consolidated financial statements of Symantec incorporated by reference herein as of March 31, 1995 and 1994 and for each of the three years in the period ended March 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein which, as to fiscal 1993 is based in part on the report of KPMG Peat Marwick LLP, independent accountants, as it relates to Fifth Generation Systems, Inc.'s consolidated financial statements for the year ended December 31, 1992, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1995. Such consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The report of Ernst & Young LLP insofar as it relates to amounts included for Fifth Generation is based solely upon the report of KPMG Peat Marwick LLP. The report of KPMG Peat Marwick LLP referred to above contains an explanatory paragraph that states that Fifth Generations' recurring losses and maturity of long term debt raise substantial doubt about Fifth Generations' ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnity agreements with each of its directors and officers that provide the maximum indemnity allowed to directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors and officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of
Section 16(b) of the Exchange Act.

    The indemnification provision in the Bylaws and the indemnity agreements entered into between the Registrant and Registrant's directors and officers, may be sufficiently broad to permit the indemnification of the officers and directors for liabilities arising under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.


4.01 Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex G of the Joint Proxy Statement originally filed on August 18, 1995).

4.02 Bylaws of the Registrant (incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1, Registration No. 33-28655 originally filed on May 19, 1989).

4.03 Section 9 of the Note Purchase Agreement dated April 2, 1993, by and among the Registrant and Morgan Guaranty Trust Company, as Trustee of a Commingled Pension Trust Fund, J.P. Morgan Investment Management Inc., as Investment Manager for an Institutional Investor, and The Northwestern Mutual Life Insurance Company (incorporated herein by reference to Exhibit 4.04 on Form 10-K for the fiscal year ended April 2, 1993).

4.04 Section 2 of the Registration Rights Agreement dated June 2, 1993, by and among the Registrant, Edison Venture Fund II, L.P. and Edison Venture Fund II-PA, L.P. (incorporated herein by reference to Exhibit
          10.31 on Form 10-Q for the fiscal quarter ended July 2, 1993).

4.05 The Registrant's 1988 Employees Stock Option Plan, as amended (incorporated by reference to Annex K of the Joint Proxy Statement originally filed on August 18, 1995).

4.06 The Registrant's 1989 Employee Stock Purchase Plan, as amended (incorporated by reference to Annex L of the Joint Proxy Statement originally filed on August 18, 1995).

4.07      Delrina Corporation Stock Option Plan.

4.08      Delrina Corporation 1994 Stock Option Plan.

5.01      Opinion of Fenwick & West.

23.01     Consent of Fenwick & West (included in Exhibit 5.01).

23.02     Consent of Ernst & Young LLP, independent auditors.

23.03     Consent of KPMG Peat Marwick LLP, independent auditors.

24.01     Power of Attorney (see page 8).

ITEM 9.   UNDERTAKINGS.
      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         [The remainder of this page has been intentionally left blank.]

                                POWER OF ATTORNEY


     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert R.B. Dykes his true and lawful attorney-in-fact and agent with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done or by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 21st day of November, 1995.

                              SYMANTEC CORPORATION


                              By:   /s/ Robert R.B. Dykes
                                 ------------------------------------------
                                 Robert R.B. Dykes, Executive Vice President,
                                 Worldwide Operations and Chief Financial
                                 Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                         TITLE                   DATE
------------------------      --------------------------    ------------

CHIEF EXECUTIVE OFFICER:

/s/ Gordon E. Eubanks         President, Chief Executive    November 21 1995
--------------------------    Officer and Director
Gordon E. Eubanks, Jr.

CHIEF FINANCIAL OFFICER:

/s/ Robert R.B. Dykes         Executive Vice President/     November 21, 1995
--------------------------    Worldwide Operations
Robert R. B. Dykes            & Chief Financial Officer

CHIEF ACCOUNTING
OFFICER:
/s/ Howard A. Bain III        Vice President/Finance and    November 21, 1995
--------------------------    Chief Accounting Officer
Howard A. Bain III

ADDITIONAL DIRECTORS:

/s/ Carl D. Carman            Chairman of the Board         November 21, 1995
--------------------------
Carl D. Carman

/s/ Charles M. Boesenberg     Director                      November 21, 1995
--------------------------
Charles M. Boesenberg


/s/ Walter W. Bregman         Director                      November 21, 1995
-------------------------
Walter W. Bregman

/s/ Robert S. Miller          Director                      November 21, 1995
--------------------------
Robert S. Miller

/s/ Leslie L. Vadasz          Director                      November 21, 1995
--------------------------
Leslie L. Vadasz

                                  EXHIBIT INDEX


4.01 Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex G of the Joint Proxy Statement originally filed on August 18, 1995).

4.02 Bylaws of the Registrant (incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1, Registration No. 33-28655 originally filed on May 19, 1989).

4.03 Section 9 of the Note Purchase Agreement dated April 2, 1993, by and among the Registrant and Morgan Guaranty Trust Company, as Trustee of a Commingled Pension Trust Fund, J.P. Morgan Investment Management Inc., as Investment Manager for an Institutional Investor, and The Northwestern Mutual Life Insurance Company (incorporated herein by reference to Exhibit 4.04 on Form 10-K for the fiscal year ended April 2, 1993).

4.04 Section 2 of the Registration Rights Agreement dated June 2, 1993, by and among the Registrant, Edison Venture Fund II, L.P. and Edison Venture Fund II-PA, L.P. (incorporated herein by reference to Exhibit
          10.31 on Form 10-Q for the fiscal quarter ended July 2, 1993).

4.05 The Registrant's 1988 Employees Stock Option Plan, as amended (incorporated by reference to Annex K of the Joint Proxy Statement originally filed on August 18, 1995).

4.06 The Registrant's 1989 Employee Stock Purchase Plan, as amended (incorporated by reference to Annex L of the Joint Proxy Statement originally filed on August 18, 1995).

4.07      Delrina Corporation Stock Option Plan.

4.08      Delrina Corporation 1994 Stock Option Plan.

5.01      Opinion of Fenwick & West.

23.01     Consent of Fenwick & West (included in Exhibit 5.01).

23.02     Consent of Ernst & Young LLP, independent auditors.

23.03     Consent of KPMG Peat Marwick LLP, independent auditors.

24.01     Power of Attorney (see page 8).